Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2022, with respect to the consolidated financial statements, incorporated therein by reference, of Union Bankshares, Inc. included in the Annual Report (Form 10-K and Form 10-K/A) for the year ended December 31, 2021.

Portland, Maine
July 22, 2022
Vermont Registration No. 92-0000278